UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events.

Fourth Amended and Restated Director Compensation Policy

On December 5, 2017, the Board of Directors of Virtusa Corporation (the “Company”) approved, at the recommendation of the Compensation Committee of the Board, a Fourth Amended and Restated Director Compensation Policy (the “Policy”), a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein. Under the Policy, the Company’s non-employee directors will be compensated for service on the Board as follows:

Equity Grants

Each of the Company’s non-employee directors will receive an annual equity grant following the annual meeting of stockholders of $140,000 worth of the Company’s common stock in the form of restricted stock units (or restricted stock awards or other similar equity award instrument as agreed to by the compensation committee). The restricted stock units will vest in three equal installments annually at a rate of 33.333%, with the first installment vesting on the next September 1 following the annual meeting of stockholders, with vesting at 33.333% each one year anniversary thereafter.  The annual restricted stock unit award granted to a non-employee director under the non-employee director compensation policy will be made at the board of directors’ meeting immediately following our annual meeting of stockholders. The vesting of all of the equity awards granted to our non-employee directors will also accelerate by 12 months in the event of a change in control. The fair market value of the annual equity grant will be based on the market close price of the Company’s common stock at the time of grant.

In addition, we will make a one-time, initial restricted stock unit award of $50,000 (with the number of shares or units determined by dividing $50,000 by the fair market value of the closing price of our common shares on the date of grant) to any new non-employee director (who was not previously a director) who joins the board of directors. These shares will vest over three years in three equal installments annually at a rate of 33.333%, with the first vesting date on the anniversary of the first day of the third month of the quarter following the director’s join date.

Cash Retainers

Each of the Company’s non-employee directors will also annually receive $60,000 for general availability and participation in meetings and conference calls of the Board, payable quarterly. In addition, the chairpersons of our audit, compensation nominating and corporate governance and finance committees receive an annual fee of $22,000, $15,000, $10,000 and $10,000, respectively. We will also pay our lead director an annual fee of $30,000. All cash payments will be made on a quarterly basis.

Item 9.01.   Financial Statements and Exhibits

(d)         Exhibits

10.1	Fourth Amended and Restated Director Compensation Policy

EXHIBIT INDEX

Exhibit No.	Description
10.1+	Fourth Amended and Restated Director Compensation Policy

+ Indicates a management contract or compensation plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: December 7, 2017	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)